                                                                   Exhibit 23.17

                                    Consent

     I, Peter I. Mason, do hereby consent to the inclusion of biographical information about me, including my name, age, positions to be held with Centerprise Advisors, Inc., a Delaware corporation (the "Company") and its subsidiary, my expected term as a director of the Company and the other information required to be provided in the Company's Registration Statements on Form S-1 and S-4 (the "Registration Statements") filed with the Securities and Exchange Commission which information will appear principally in the section entitled "Management--Executive Officers and Directors." I further consent to the filing of this consent as an exhibit to the Registration Statements.


                                                              /s/ Peter I. Mason
                                                              ------------------
                                                              Peter I. Mason

Dated: October 18, 1999